Exhibit 21.1
INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of January 1, 2011

	Name of Subsidiary	Jurisdiction

1.	AVAD LLC	Delaware
2.	DBL Distributing LLC	Delaware
3.	VPN Dynamics, Inc.	Delaware
4.	Ingram Micro Philippines BPO LLC	Delaware
5.	CD Access Inc.	Iowa
6.	IMI Washington Inc.	Delaware
7.	Ingram Funding Inc.	Delaware
8.	Ingram Micro CLBT Inc.	Delaware
9.	Ingram Micro Delaware Inc.	Delaware
10.	Ingram Micro CLBT	Pennsylvania
11.	Ingram Micro L.P.	Tennessee
12.	Ingram Micro Texas L.P.	Texas
13.	Ingram Micro Inc.	Ontario, Canada
14.	AVAD Canada Ltd.	Canada
15.	Ingram Micro Holdco Inc.	Ontario, Canada
16.	Ingram Micro LP	Ontario, Canada
17.	Ingram Micro Logistics LP	Ontario, Canada
18.	Ingram Micro Japan Inc.	Delaware
19.	Ingram Micro Singapore Inc.	California
20.	Ingram Micro Taiwan Inc.	Delaware
21.	Ingram Micro Texas LLC	Delaware
22.	Intelligent Express, Inc.	Pennsylvania
23.	RND, Inc.	Colorado
24.	Computek Enterprises (U.S.A.) Inc.	Florida
25.	Ingram Export Company Ltd.	Barbados
26.	Ingram Micro Compañia de Servicios, S.A. de C.V.	Mexico
27.	Ingram Micro Latin America & Caribbean Inc.	Delaware
28.	Ingram Micro Chile, S.A.	Chile
29.	Ingram Micro Peru, S.A.	Peru
30.	Ingram Micro Latin America	Cayman Islands
31.	Ingram Micro Argentina, S.A.	Argentina
32.	Ingram Micro Brasil Ltda.	Brazil
33.	Ingram Micro Tecnologia E Informatica Ltda	Brazil
34.	Ingram Micro Caribbean	Cayman Islands
35.	Ingram Micro Logistics Inc.	Cayman Islands
36.	CIM Ventures Inc.	Cayman Islands
37.	Ingram Micro Mexico, S.A. de C.V.	Mexico
38.	Ingram HoldCo SRL de C.V.	Mexico
39.	Export Services Inc.	California
40.	Securematics, Inc.	California
41.	Ingram Micro SB Holdings Inc.	Cayman Islands
42.	Ingram Micro SB Inc.	California
43.	Ingram Micro Management Company	USA (California)
44.	Ingram Micro Atlantic Holding Inc.	Cayman Islands
45.	Ingram Micro North Atlantic Holding Inc.	Cayman Islands
46.	Ingram Micro International Inc.	Cayman Islands
47.	Ingram Micro Europe Treasury LLC	USA (Delaware)
48.	Ingram Micro Luxembourg Sarl	Luxembourg
49.	Ingram Micro SAS	France

INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of January 1, 2011

	Name of Subsidiary	Jurisdiction
50.	Ingram Micro GmbH	Switzerland
51.	Ingram Micro Holding GmbH	Germany
52.	Ingram Micro Pan Europe GmbH	Germany
53.	Ingram Micro Distribution GmbH	Germany
54.	Ingram Micro Israel Ltd	Israel
55.	Bright Creative Communications BV	Netherlands
56.	Ingram Micro Europe GmbH	Germany
57.	Ingram Macrotron GmbH	Germany
58.	Ingram Micro Administration GmbH	Germany
59.	Macrotron Process Technologies GmbH	Germany
60.	Eurequat Portugal LDA	Portugal
61.	Ingram Micro Europe BVBA	Belgium
62.	Ingram Micro BVBA	Belgium
63.	Ingram Micro GmbH	Austria
64.	Vapriva BVBA	Belgium
65.	Handelsmaatschappij voor Computers BVBA	Belgium
66.	Ingram Micro Magyarorszag Kft	Hungary
67.	Interact BVBA (acquired 13 Sep 2010)	Belgium
68.	Ingram Micro BV	Netherlands
69.	Ingram Micro SL	Spain
70.	Ingram Micro Holdings Ltd	UK
71.	Ingram Micro (UK) Ltd	UK
72.	Ingram Micro Coordination Center BVBA	Belgium
73.	Ingram Micro Nordic Holding BVBA	Belgium
74.	Ingram Micro ApS	Denmark
75.	Ingram Micro AB	Sweden
76.	Ingram Micro AS	Norway
77.	Ingram Micro Srl	Italy
78.	Ingram Micro Oy	Finland
79.	Ingram Micro (Thailand) Ltd	Thailand
80.	Ingram Micro Asia Holdings Inc.	California
81.	Ingram Micro Asia Pacific Pte. Ltd	Singapore
82.	Ingram Micro New Zealand Holdings	New Zealand
83.	Tech Pacific Holdings (NZ) Limited	New Zealand
84.	Ingram Micro (NZ) Limited	New Zealand
85.	Ingram Micro Asia Ltd.	Singapore
86.	Megawave Pte Ltd	Singapore
87.	Ingram Micro Singapore (Indo-China) Pte Ltd	Singapore
88.	PT Ingram Micro Indonesia	Indonesia
89.	Ingram Micro Semiconductor Asia Pte. Ltd.	Singapore
90.	Ingram Micro Malaysia Sdn Bhd	Malaysia
91.	Ingram Micro Holding (Thailand) Ltd	Thailand
92.	Ingram Micro Hong Kong (Holding) Ltd	Hong Kong
93.	Ingram Micro (China) Ltd	Hong Kong
94.	Ingram Micro (China) Holding & Commercial Co. Ltd.	China
95.	Ingram Micro International Trading (Shanghai) Co., Ltd	China
96.	Tech Pacific (N.Z.) Ltd	New Zealand
97.	Techpac Holdings Limited	Bermuda
98.	Tech Pacific Asia Limited	British Virgin Islands

INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of January 1, 2011

	Name of Subsidiary	Jurisdiction
99.	Tech Pacific (H.K.) Limited	Hong Kong
100.	Tech Pacific Limited	Hong Kong
101.	First Tech Pacific Distributors Sdn Bhd	Malaysia
102.	Tech Pacific Inc.	Philippines
103.	Tech Pacific (Singapore) Ltd.	Singapore
104.	Tech Pacific Mauritius Limited	Mauritius
105.	Techpac Mauritius Limited	Mauritius
106.	Surajami Investment & Trading Co. Ltd	India
107.	Ingram Micro India Limited	India
108.	Ingram Micro (India) Exports Pte Ltd	Singapore
109.	Ingram Micro Holdings (Australia) Pty Ltd	Australia
110.	Ingram Micro Pty Ltd	Australia
111.	Ingram Micro Australia Pty Ltd	Australia
112.	Ingram Micro Lanka (Private) Limited	Sri Lanka
113.	Tech Pacific (Thailand) Co., Ltd	Thailand
114.	TP Holdings Limited	Bermuda

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